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                                  Exhibit 5.1
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           [LETTERHEAD OF GRAY CARY WARE & FREIDENRICH APPEARS HERE]



                                                                    Our File No.
                                                                  1090303-900000
                                January 17, 1996
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Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE:  IKOS SYSTEMS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     As counsel to IKOS Systems, Inc. (the "Company"), we are rendering this opinion in connection with a proposed sale of those certain shares of the Company's Common Stock as set forth in the Registration Statement on Form S-3 (the "Shares") to which this opinion is being filed as Exhibit 5.1. We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statements are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statements and to the use of our name wherever it appears in said Registration Statements, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

                              Respectfully submitted,

                              /s/ GRAY CARY WARE & FREIDENRICH

                              GRAY CARY WARE & FREIDENRICH
                              A Professional Corporation